UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 452-9813

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In September 2013, we entered into agreements with certain holders of our outstanding indebtedness to amend the terms of their existing arrangements and provide for repayment or conversion into our securities, as follows:

Moore Notes

On September 26, 2013, we entered into a debt conversion agreement with Thomas A Moore, a Director of our company and our former Chief Executive Officer, with respect to the repayment and partial conversion of amounts owed to Mr. Moore under outstanding promissory notes issued pursuant to that certain Note Purchase Agreement dated September 22, 2008, as amended from time to time. We refer to these outstanding notes as the Moore Notes. As provided in the agreement, following the closing of a major financing and uplisting to a major stock exchange: (a) we will pay Mr. Moore $100,000 in cash as partial repayment of the Moore Notes, (b) one-half of the remaining balance (approximately $162,659) will automatically convert at the closing of the financing into the securities being offered and sold in such financing at a conversion price equal to the public offer price in such financing, and (c) within three months of the closing of any such financing, we will pay Mr. Moore in cash the then remaining outstanding balance under the Moore Notes (after taking into account the $100,000 payment and automatic conversion in our securities). Following the cash payments and partial conversion into our securities, there will no longer be any outstanding balances under the Moore Notes and we will no longer have any obligations under the Moore Notes. Any securities received by Mr. Moore will be restricted securities and subject to customary lock-up restrictions.

Redwood Bridge Notes

On September 27, 2013, we entered into an exchange agreement with Redwood Management, LLC, with respect to the conversion of amounts owed to Redwood under that certain convertible promissory note with an aggregate principal amount of $277,778 issued to Redwood in June 2013 in a bridge financing. We agreed to issue 125,000 restricted shares of our common stock to Redwood, in exchange for the convertible promissory note. Accordingly, we no longer have any outstanding obligations to Redwood under these bridge financing notes.

Series B Preferred Redemption

On September 26, 2013, we entered into a Notice of Redemption and Settlement Agreement with Optimus Capital Partners, LLC, a Delaware limited liability company, dba Optimus Life Sciences Capital Partners, LLC, Optimus CG II, Ltd., a Cayman Islands exempted Company and Socius CG II, Ltd., a Bermuda exempted Company, pursuant to which we agreed to redeem our outstanding shares of Series B Preferred Stock. Pursuant to the agreement, we agreed to cancel an outstanding receivable in the amount of $10,633,584 as of the date of the agreement as payment in full of the redemption payment due under the terms of the Series B Preferred Stock and agreed to issue 33,750 shares of our common stock to settle a disagreement regarding the calculation of the settlement amount under a July 2012 Order and Stipulation. In connection with the redemption, we also agreed to cancel the outstanding warrant held by Optimus. Accordingly, following such redemption, there are no longer any shares of our Series B Preferred Stock issued and outstanding.

***

The foregoing summary of the terms of the debt conversion agreement, exchange agreement and redemption of our Series B Preferred Stock are qualified in their entirety by the full text of the agreements, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

In addition, since the end of the period covered by our last periodic report and not otherwise previously disclosed under Item 3.02 of Form 8-K or in a periodic report, we have sold the following equity securities:

On July 31, 2013, we issued and sold an aggregate of 2,329 shares of our common stock to certain of our employees, including three executive officers, pursuant to our Employee Stock Purchase Plan for an aggregate purchase price of $7,028.

On August 1, 2013, we issued 4,000 shares of our common stock to an accredited investor as payment under an engagement letter termination agreement.

On August 12, 2013, we issued 3,600 shares of our common stock to an accredited investor as payment for consulting services rendered.

On August 14, 2013, we issued 15,723 shares of our common stock to an accredited investor as payment for consulting services rendered.

On August 20, 2013, in a private placement pursuant to a note purchase agreement, we issued an accredited investor a secured convertible promissory note in the aggregate principal amount of $108,000, for a purchase price of $100,000. On September 18, 2013, the promissory note was amended and restated to increase the aggregate principal amount to $258,000 and remove the conversion feature for which we received $150,000 in cash. We also issued the accredited investor lender 12,000 shares of our common stock.

On August 28, 2013, pursuant a Securities Purchase Agreement, we issued an accredited investor 45,353 shares of our common stock and warrants to purchase 22,161 shares of our common stock, at an exercise price of $2.76 per share, which warrant expires 3 years from the date of the agreement, for $100,000 in cash.

On September 17, 2013, we issued 25,582 shares of our common stock to an accredited investor as an installment payment under an engagement letter termination agreement and also issued the accredited investor a 2-year warrant a to acquire 30,154 shares of our common stock at $4.90 per share pursuant to such agreement.

On September 27, 2013, we issued 158,385 shares of our common stock to an accredited investor as payment in full of our obligations under an engagement letter termination.

None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified above, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 3(a)(9) or Section 4(2) thereof and/or Regulation D promulgated there under. All recipients had adequate access to information about our company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Debt Conversion Agreement between Advaxis, Inc. and Thomas A. Moore dated September 26, 2013.
10.2	Form of Exchange Agreement between Advaxis, Inc. and Redwood Management, LLC dated September 27, 2013.
10.3	Notice of Settlement and Redemption Agreement dated September 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By:	/s/ Mark Rosenblum
Name: Mark Rosenblum Title: Chief Financial Officer

Date: September 27, 2013